UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 8, 2005

PLIANT CORPORATION

(Exact name of company as specified in its charter)

Utah	333-40067	87-0496065
State of other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

1475 Woodfield Road, Suite 700

Schaumburg, IL  60173

(Address of principal executive offices) (Zip Code)

Company’s telephone number, including area code:

(847) 969-3300

N/A.

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.               Regulation FD Disclosure

On April 8, 2005, Pliant Corporation commenced a consent solicitation relating to its 11 1/8% Senior Secured Discount Notes due 2009.  The consent solicitation is being made upon the terms and subject to the conditions set forth in the consent solicitation statement dated April 8, 2005 and the related letter of consent.  Pliant Corporation is seeking consents, among other things, to (i) eliminate the current requirement to pay cash interest on the notes beginning in 2007 and, in lieu thereof, pay non-cash interest in the form of additional notes through maturity and (ii) increase the interest rate and redemption prices of the notes for which consents are received.  In addition, Pliant Corporation is seeking consents to effect amendments to the indenture that would eliminate substantially all the restrictive covenants currently contained in the indenture, as they relate to holders of notes who do not consent to the proposed amendments.  Pliant Corporation’s cash interest payment obligations for 2005 and 2006 will not be impacted by this consent solicitation.

The consummation of the consent solicitation is conditioned upon, among other things, the receipt of consents from holders representing at least 66 2/3% of the outstanding principal amount at maturity of notes and the receipt of consent from the requisite lenders under Pliant Corporation’s credit agreement.

Only eligible holders of notes as of 5:00 p.m., New York City time, on Thursday, April 14, 2005 may deliver consents.  Eligible holders who validly consent to the proposed amendments before 12:00 midnight, New York City time, on Thursday, April 21, 2005 will be entitled to receive a cash consent fee.  The consent solicitation is scheduled to expire at 12:00 midnight, New York City time, on Thursday, May 5, 2005, unless extended or earlier terminated.

The notes for which we receive the holder’s consent to the proposed amendments will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This report does not constitute a solicitation of consents to amend the indenture governing the notes.  The consent solicitation is being made pursuant to the consent solicitation statement and related documents and solely to the holders who have completed and returned a letter of eligibility.  To request these documents or for more information, contact MacKenzie Partners, Inc., as information agent for the consent solicitation at 105 Madison Avenue, New York, NY 10016.  The information agent may be called toll-free at 1-800-322-2885.

The information in this Item 7.01 of Form 8-K is furnished and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.  The furnishing of the information in this Current Report is not an admission as to the materiality of such information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLIANT CORPORATION

Date: April 8, 2005	By:	/s/ Harold C. Bevis
Harold C. Bevis
President, Chief Executive Officer, and Acting Chief Financial Officer